Exhibit 4.1(d)(2)

SECOND AMENDMENT TO SIXTEENTH SUPPLEMENTAL INDENTURE
Dated as of October 1, 2012
Relating to the Basin Electric Power Cooperative
First Mortgage Obligations, 2007 CoBank Notes
As authorized by the Sixteenth Supplemental Indenture
Dated as of November 1, 2007
BASIN ELECTRIC POWER COOPERATIVE
to
U.S. BANK NATIONAL ASSOCIATION, TRUSTEE
FIRST MORTGAGE OBLIGATIONS
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN THE PROPERTY OF A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. NOTICE - THE SIXTEENTH SUPPLEMENTAL INDENTURE, TOGETHER WITH THAT CERTAIN INDENTURE DATED AS OF JANUARY 1, 1998, AS HERETOFORE SUPPLEMENTED AND AMENDED (DESCRIBED MORE PARTICULARLY HEREIN) SECURE AN UNLIMITED AMOUNT OF OBLIGATIONS AND SUCH AMOUNT, TOGETHER WITH INTEREST, IS SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED INDENTURES, MORTGAGES OR LIENS WITH RESPECT TO THE PROPERTY INTERESTS OF THE COMPANY. THIS INDENTURE IS A SECURITY AGREEMENT WHEREBY THE COMPANY GRANTS TO THE TRUSTEE A SECURITY INTEREST IN ALL OF THE TRUST ESTATE THAT IS PERSONAL PROPERTY OR FIXTURES UNDER THE UNIFORM COMMERCIAL CODE.

SECOND AMENDMENT TO SIXTEENTH SUPPLEMENTAL INDENTURE
This Second Amendment to Sixteenth Supplemental Indenture, dated as of October 1, 2012 (this “Second Amendment”), is by and between Basin Electric Power Cooperative, an electric cooperative corporation existing under the laws of the state of North Dakota, as Grantor (hereinafter referred to as the “Company”), whose post office address is 1717 East Interstate Avenue, Bismarck, North Dakota 58503-0564, and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”), whose post office address is Corporate Trust Services, 40 Pearl Street N.W., Suite 838, Grand Rapids, Michigan 49503.
WHEREAS, the Company has previously executed and delivered to the Trustee an Indenture, dated as of January 1, 1998, as previously amended and supplemented (hereinafter called the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations (capitalized terms used herein shall have the meanings ascribed to them in the Original Indenture) by the Trustee from time to time under the Original Indenture, which Original Indenture is filed of record as shown on Exhibit A-1 hereto;
WHEREAS, the Company has previously executed and delivered to the Trustee the Sixteenth Supplemental Indenture dated as of November 1, 2007 (the “Sixteenth Supplemental Indenture”) which Sixteenth Supplemental Indenture is filed of record as shown on Exhibit A-2 hereto;
WHEREAS, the Company has previously executed and delivered to the Trustee the First Amendment to the Sixteenth Supplemental Indenture dated as of February 15, 2010, (the “First Supplemental Indenture Amendment”) which First Supplemental Indenture Amendment is filed on record as shown on Exhibit A-3 hereto;
WHEREAS, pursuant to the Sixteenth Supplemental Indenture, the Company established a new series of Additional Obligations designated the Basin Electric Power Cooperative First Mortgage Obligations, 2007 CoBank Notes (the “2007 CoBank Notes”) in an aggregate principal amount of Four Hundred Fifteen Million Dollars ($415,000,000.00). The first note of such series was issued in the principal amount of Two Hundred Seventy-Five Million Dollars ($275,000,000.00) and had a final maturity date of September 30, 2042, and the second note of such series was issued in the principal amount of One Hundred Forty Million Dollars ($140,000,000.00) and had a final maturity date of September 30, 2042 (said two promissory notes being referred to herein as the “Original 2007 CoBank Notes”);
WHEREAS, the two Original 2007 CoBank Notes were issued to CoBank, ACB (the “Lender”) in order to secure the Company’s obligations under the Loan Agreement dated as of November 1, 2007 (the “Loan Agreement”) between the Company and the Lender, pursuant to which the Lender agreed to lend the Company the aggregate principal amount of Four Hundred Fifteen Million Dollars ($415,000,000.00);
WHEREAS, as of February 15, 2010, the Company had borrowed and the Lender had advanced Two Hundred Million Dollars ($200,000,000.00) under the Loan Agreement and the Original 2007 CoBank Notes;
WHEREAS, the Company and the Lender entered into the First Amendment to the Loan Agreement dated as of February 15, 2010 (the “First Loan Amendment”) so as to: (1) modify the amortization of the Two Hundred Million Dollars ($200,000,000.00) that had been drawn down under the Original 2007 CoBank Notes; (2) extend the period during which advances of the remaining Two Hundred Fifteen Million Dollars ($215,000,000.00) could be made; and (3) change the amortization of principal to be repaid and modify the method of calculating interest on the principal outstanding on loans made by Lender to the Company under the Loan Agreement from and after February 15, 2010;
WHEREAS, the Company and the Trustee executed the First Supplemental Indenture Amendment in order to amend and restate, in their entirety, the two Original 2007 CoBank Notes to the form of the four 2007 CoBank Notes, attached as Exhibit C to the First Supplemental Indenture Amendment with (the “Restated 2007 CoBank Notes”), two Restated 2007 CoBank Notes (Restated 2007 CoBank Notes No. 1 and No. 3) issued to secure the Two Hundred Million Dollars ($200,000,000.00) Lender had lent the Company under the Loan Agreement prior to February 15, 2010, and two additional Restated 2007 CoBank Notes (“Restated 2007 CoBank Notes No. 2 and No. 4”) to secure borrowings by the Company of the remaining Two Hundred Fifteen Million Dollars ($215,000,000.00) from and after February 15, 2010;
WHEREAS, the Company and the Lender have entered into the Second Amendment to the Loan Agreement dated as of October 1, 2012 (the “Second Loan Amendment”) to reduce the aggregate principal amount that Lender will lend the Company from Four Hundred Fifteen Million Dollars ($415,000,000.00) to Three Hundred Million Dollars ($300,000,000.00) and to restate the Restated 2007 CoBank Note No. 2 so as to reduce the principal amount of the Restated 2007 CoBank Note No. 2 from One Hundred Forty Two Million Four Hundred Sixty Thousand Dollars ($142,460,000.00) to Sixty Six Million Two Hundred Seventy Thousand Dollars ($66,270,000.00) and to restate the Restated CoBank Note No. 4 so as to reduce the principal amount of the Restated 2007 CoBank Note No. 4 from Seventy-Two Million Five Hundred Forty Thousand Dollars ($72,540,000.00) to Thirty-Three Million Seven Hundred Thirty Thousand Dollars ($33,730,000.00);
WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to amend the Sixteenth Supplemental Indenture by execution of this Second Amendment have been done and taken and the execution and delivery of this Second Amendment has been in all respects duly authorized.
NOW THEREFORE, the Company and the Trustee agree as follows:
1.The second paragraph of Section 2.1 of the Sixteenth Supplemental Indenture is amended by deleting the words and dollar amount “Four Hundred Fifteen Million Dollars ($415,000,000.00)” in their entirety and inserting, in lieu thereof the words and dollar amount “Three Hundred Million Dollars ($300,000,000.00)”.
2.Exhibit C-2 and Exhibit C-4 to the Sixteenth Supplemental Indenture are amended by deleting Exhibit C-2 and Exhibit C-4 in their entirety and inserting, in lieu thereof, Exhibit C-2 and Exhibit C-4, respectively, in the forms attached to this Second Amendment.
3.Following the Company’s execution and delivery to the Trustee of the new 2007 CoBank Notes in the form of Exhibit C-2 and Exhibit C-4, the Trustee is authorized, upon receipt from CoBank of the Restated 2007 CoBank Note No. 2 and Restated 2007 CoBank Note No. 4, to authenticate and release these new 2007 CoBank Notes to CoBank.

4.Except as amended by this Second Amendment, all of the terms and conditions of the Sixteenth Supplemental Indenture shall remain in full force and effect.
[This space left intentionally blank.]

IN WITNESS WHEREOF, the Company and Trustee have caused this Second Amendment to the Sixteenth Supplemental Indenture to be executed by their duly authorized representatives as of the day and year first above written.

BASIN ELECTRIC POWER COOPERATIVE

( S E A L )	By:	/s/ Andrew M. Serri
Andrew M. Serri
Chief Executive Officer & General Manager
Attest:

/s/ Claire M. Olson
Claire M. Olson
Assistant Secretary
STATE OF NORTH DAKOTA     )
    ) ss
COUNTY OF BURLEIGH    )
THE FOREGOING instrument was acknowledged before me this 28th day of September, 2012, by Andrew M. Serri, Chief Executive Officer and General Manager of Basin Electric Power Cooperative, a corporation, on behalf of said corporation.
WITNESS my hand and official seal.

/s/ Darlene Steffan
Darlene Steffan
Notary Public, Burleigh County, North Dakota
(Notarial Seal)	My commission expires: April 15, 2014

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

By:	/s/ R. Jason Fry
R. Jason Fry
Vice President
STATE OF MICHIGAN    )
) ss
COUNTY OF KENT        )
THE FOREGOING instrument was acknowledged before me this 1st day of October, 2012, by R. Jason Fry, Vice President of U.S. Bank National Association, a national banking association, for and on behalf of said association.
WITNESS my hand and official seal.

/s/ Marylyn Putschko
Name: Marylyn Putschko
Notary Public - Michigan
My commission expires: September 12, 2016
Acting in the County of Kent
(Notarial Seal)

Exhibit A-1:	Indenture Filing Information

Exhibit A-2:	16th Supplemental Indenture Filing Information

Exhibit A-3:	1st Amendment to 16th Supplemental Indenture Filing Information

Exhibit B:	Property Description

Exhibit C-1:	Form of: Basin Electric Power Cooperative First Mortgage Obligations, 2007 CoBank Note, Note No. 2

Exhibit C-2:	Form of: Basin Electric Power Cooperative First Mortgage Obligations, 2007 CoBank Note, Note No. 4

EXHIBIT A-1
Indenture Filing Information

EXHIBIT A-2
16th Supplemental Indenture Filing Information

EXHIBIT A-3
1st Amendment to 16th Supplemental Indenture Filing Information

EXHIBIT C-1
Note No. 2
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS,
AMENDED AND RESTATED 2007 COBANK NOTE, NOTE NO. 2

$66,270,000	October ____, 2012
FOR VALUE RECEIVED, BASIN ELECTRIC POWER COOPERATIVE, a North Dakota cooperative corporation (the "Company"), hereby promises to pay to the order of CoBANK, ACB ("CoBank"), at the times, in the manner and with interest at the rate or rates hereinafter provided, the principal sum of SIXTY SIX MILLION, TWO HUNDRED SEVENTY THOUSAND DOLLARS ($66,270,000) . This First Mortgage Note: (1) has been given to evidence the Company's obligation to repay loans (the "Facility A Loans") made by CoBank, ACB to the Company on or after February 15, 2010, pursuant to Section 2.01(A)(1) of that certain Loan Agreement dated as of November 1, 2007, between the Company and CoBank (as amended or restated from time to time, the "Loan Agreement"); and (2) is secured under that certain Indenture dated as of January 1, 1998, between the Company and U.S. Bank National Association, as Trustee (as amended and restated from time to time, the “Indenture”).
1.Repayment of Principal. The principal balance of this First Mortgage Note shall be repaid in 112 equal consecutive quarterly installments, each due on the last day of each March, June, September and December, with the first installment due on December 31, 2014, and the last installment due on September 30, 2042.
2.Interest.
(A)    Interest Rate Options. The Company agrees to pay interest on the unpaid principal balance of the Facility A Loans in accordance with one or more of the following interest rate options, as selected by the Company in accordance with the terms hereof:
(1)    Base Rate Option. At a rate per annum equal to the Base Rate on the first Business Day of each week plus the Applicable Margin (the "Base Rate Option"). The Base Rate shall change on the first Business Day of each week without the necessity of notice being provided to the Company. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request.

(2)    LIBOR Option. At a fixed rate per annum equal to LIBOR plus the Applicable Margin (the “LIBOR Option”). Under this option, rates may be fixed: (a) on three (3) Business Days’ prior notice; (b) on balances of $1,000,000 or in $1,000,000 increments in excess thereof; and (c) for Interest Periods of 1, 2, 3, or 6 months, as selected by the Company; provided, however, that: (i) the maximum number of balances outstanding under this First Mortgage Note that may be subject to this option at any one time shall be ten (10); and (ii) in no event may rates be fixed for Interest Periods expiring after November 30, 2014 (when this option shall terminate and cease to be in effect).
(3)    Quoted Fixed Rate Option. At a fixed rate per annum equal to the Cost of Funds Rate plus the Applicable Margin on the date the rate is to take effect (the “Quoted Fixed Rate Option”). Under this option: (a) balances of $10,000,000 or more may be fixed for periods (each, a "Quoted Fixed Rate Period") ranging from one (1) year to thirty (30) years (or, if earlier, the final maturity date of the Loans); and (b) the maximum number of balances outstanding under this First Mortgage Note that may be subject to this option at any one time shall be ten (10). Rate quotes shall be made available upon telephonic request received not later than 9:00 AM Mountain Time on the date the rate is to take effect. However, unless waived by CoBank in its sole discretion in each instance, the Company must furnish CoBank with one Business Days’ notice of its intent to obtain a rate quote for amounts in excess of $30,000,000.
(B)    Elections. Subject to the limitations set forth above, the Company shall select the applicable rate option(s) at the times and in the manner contemplated in the Loan Agreement.
(C)    Calculation and Payment. Interest shall be calculated on the actual number of days each Facility A Loan is outstanding on the basis of a year consisting of 360 days. In calculating interest, the date each Facility A Loan is made shall be included and the date each Facility A Loan or principal installment thereof is repaid shall, if received before 10:00 AM Mountain Time, be excluded. Interest shall be calculated and paid quarterly in arrears on the last day of each March, June, September and December. Notwithstanding the foregoing, if requested by CoBank in its sole discretion in each instance, interest on balances subject to the LIBOR Option shall be calculated and paid at the end of each Interest Period or, in the case of Interest Periods longer than 3 months, at three month intervals.
(D)    Default Rate. Notwithstanding the foregoing, in the event the Company fails to make any payment of principal or interest hereunder when due and payable, then without limiting any other rights and remedies, such payment shall, at CoBank's option in each instance, bear interest from the date when due to the date paid at 2% per annum in excess of the rate in effect under the Base Rate Option. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, at its option in each instance and automatically following an acceleration, charge interest on the unpaid principal balance of this First Mortgage Note at 2% per annum in excess of the rate or rates that would otherwise be in effect on the Facility A Loans. All such interest shall be payable upon demand.

3.Prepayment.
(A)    Optional Prepayment. The Company shall have the right to prepay this First Mortgage Note in whole or in part provided, however, that in the case of partial prepayments, the minimum amount that may be prepaid at any one time shall be $5,000,000 and amounts in excess thereof shall be in increments of $1,000,000. In the event the Company desires to prepay this First Mortgage Note, it shall furnish written notice thereof to CoBank not less than three Business Days prior to the date thereof, specifying the date on which this First Mortgage Note is to be prepaid and the amount thereof. On such date, unless CoBank otherwise agrees, the portion thereof designated for prepayment shall become due and payable together with: (A) accrued interest on the amount prepaid to the date of payment; and (B) in the event any fixed rate balance is prepaid, a prepayment premium in an amount calculated pursuant to the Loan Agreement. All partial prepayments shall be applied as provided in the Loan Agreement. Unless otherwise agreed to by CoBank and except as provided in Subsection (B) hereof, the Company may not prepay this First Mortgage Note in any other manner.
(B)    Mandatory Prepayment. The Company shall prepay this First Mortgage Note in full, together with all accrued interest and a prepayment premium in an amount calculated pursuant to the Loan Agreement, in the event repayment hereof is accelerated in accordance with the terms of the Indenture.
4.Payments. All payments made hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds. Wire transfers shall be made to such account or accounts as shall be designed by CoBank in accordance with the terms of the Loan Agreement. CoBank shall not be obligated to present this First Mortgage Note as a condition to obtaining any payment of principal or interest required to be made hereunder. Upon payment of this First Mortgage Note in full, CoBank will mark this First Mortgage Note as cancelled and return it as directed by this Company. If the date on which any installment of principal and interest are due is not a Business Day, such installment shall be due and payable on the next Business Day and interest shall continue to accrue on the principal amount thereof until paid.
5.Defeasance. Unless CoBank otherwise agrees in writing, the Company shall not have a right to defease the obligations evidenced by this First Mortgage Note: (A) with "Defeasance Securities" (as defined in the Indenture) of a type referred to in subparagraph (B) of the definition of Defeasance Securities; and (B) unless the opinion referred to in Section 7.01B(6) of the Indenture is of a nationally recognized firm and is unqualified.
6.Events of Default. For purposes of the Indenture and without limiting any other provision of the Indenture, an Event of Default shall arise in the event the Company fails to make any payment of interest due hereon within five (5) Business Days of the date when due and payable.
7.Reference. This First Mortgage Note is the "Second Note" contemplated by the Loan Agreement and one of the "2007 CoBank Notes" contemplated by that certain Sixteenth

Supplemental Indenture dated as of November 1, 2007, between the Company and the Trustee, as amended by the First Amendment to Sixteenth Supplemental Indenture dated as of February 15, 2010, and the Second Amendment to Sixteenth Supplemental Indenture dated as of October 1, 2012. Reference to the Loan Agreement and the Indenture (as supplemented) should be made for a complete statement of the rights of the Holder hereof and the nature and extent of the security for this First Mortgage Note, including the right to accelerate repayment of this First Mortgage Note. In addition, reference to the Loan Agreement should be made for the meaning of all capitalized terms used herein and not defined herein or stated to be defined in the Indenture. In addition, this First Mortgage Note amends and restates the First Mortgage Obligations, 2007 CoBank Note, Note No. 2 dated as of February 15, 2010, in the original principal amount of $142,460,000.
8.Miscellaneous. Reference is hereby also made to the Indenture for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the holder of the First Mortgage Note, the terms upon which this First Mortgage Note is issued and secured, and the modification or amendment of the Indenture, to all of which the holder of this First Mortgage Note assents by the acceptance of this First Mortgage Note. The holder of this First Mortgage Note shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. No covenant or agreement contained in this First Mortgage Note, the Indenture or the Sixteenth Supplemental Indenture, as amended, shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his individual capacity, and no officer of the Company executing this First Mortgage Note shall be liable personally on this First Mortgage Note or be subject to any personal liability or accountability by reason of the issuance of this First Mortgage Note. This First Mortgage Note shall not be entitled to any benefit under the Indenture or be valid until this First Mortgage Note shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.
9.Governing Law. Except to the extent governed by federal law, this First Mortgage Note shall be governed by and construed in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, Basin Electric Power Cooperative has caused this First Mortgage Note to be duly executed by one of its officers thereunto duly authorized as of the date first written above.

BASIN ELECTRIC POWER COOPERATIVE

By:

Andrew M. Serri

Its:

Attest:

By:

Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EXHIBIT C-2
Note No. 4
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS,
AMENDED AND RESTATED 2007 COBANK NOTE, NOTE NO. 4

$33,730,000	October ____, 2012
FOR VALUE RECEIVED, BASIN ELECTRIC POWER COOPERATIVE, a North Dakota cooperative corporation (the "Company"), hereby promises to pay to the order of CoBANK, ACB ("CoBank"), at the times, in the manner and with interest at the rate or rates hereinafter provided, the principal sum of THIRTY THREE MILLION, SEVEN HUNDRED AND THIRTY THOUSAND DOLLARS ($33,730,000). This First Mortgage Note: (1) has been given to evidence the Company's obligation to repay loans (the "Facility B Loans") made by CoBank, ACB to the Company on or after February 15, 2010, pursuant to Section 2.01(A)(2) of that certain Loan Agreement dated as of November 1, 2007, between the Company and CoBank (as amended or restated from time to time, the "Loan Agreement"); and (2) is secured under that certain Indenture dated as of January 1, 1998, between the Company and U.S. Bank National Association, as Trustee (as amended and restated from time to time, the “Indenture”).
1.Repayment of Principal. The principal balance of this First Mortgage Note shall be repaid in 112 consecutive quarterly installments, each due on the last day of each March, June, September and December, with the first installment due on December 31, 2014, and the last installment due on September 30, 2042. The amount of each installment shall be the same principal amount that would be due and payable if the Loans were scheduled to be repaid in level installments of principal and interest and such schedule was calculating utilizing 7% as the rate of interest on the Loans.
2.Interest.
(A)     Interest Rate Options. The Company agrees to pay interest on the unpaid principal balance of the Facility B Loans in accordance with one or more of the following interest rate options, as selected by the Company in accordance with the terms hereof:
(1)    Base Rate Option. At a rate per annum equal to the Base Rate on the first Business Day of each week plus the Applicable Margin (the "Base Rate Option").

The Base Rate shall change on the first Business Day of each week without the necessity of notice being provided to the Company. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request.
(2)    LIBOR Option. At a fixed rate per annum equal to LIBOR plus the Applicable Margin (the “LIBOR Option”). Under this option, rates may be fixed: (a) on three (3) Business Days’ prior notice; (b) on balances of $1,000,000 or in $1,000,000 increments in excess thereof; and (c) for Interest Periods of 1, 2, 3, or 6 months, as selected by the Company; provided, however, that: (i) the maximum number of balances outstanding under this First Mortgage Note that may be subject to this option at any one time shall be ten (10); and (ii) in no event may rates be fixed for Interest Periods expiring after November 30, 2014 (when this option shall terminate and cease to be in effect).
(3)    Quoted Fixed Rate Option. At a fixed rate per annum equal to the Cost of Funds Rate plus the Applicable Margin on the date the rate is to take effect (the “Quoted Fixed Rate Option”). Under this option: (a) balances of $10,000,000 or more may be fixed for periods (each, a "Quoted Fixed Rate Period") ranging from one (1) year to thirty (30) years (or, if earlier, the final maturity date of the Loans); and (b) the maximum number of balances outstanding under this First Mortgage Note that may be subject to this option at any one time shall be ten (10). Rate quotes shall be made available upon telephonic request received not later than 9:00 AM Mountain Time on the date the rate is to take effect. However, unless waived by CoBank in its sole discretion in each instance, the Company must furnish CoBank with one Business Days’ notice of its intent to obtain a rate quote for amounts in excess of $30,000,000.
(B)    Elections. Subject to the limitations set forth above, the Company shall select the applicable rate option(s) at the times and in the manner contemplated in the Loan Agreement.
(C)    Calculation and Payment. Interest shall be calculated on the actual number of days each Facility B Loan is outstanding on the basis of a year consisting of 360 days. In calculating interest, the date each Facility B Loan is made shall be included and the date each Facility B Loan or principal installment thereof is repaid shall, if received before 10:00 AM Mountain Time, be excluded. Interest shall be calculated and paid quarterly in arrears on the last day of each March, June, September and December. Notwithstanding the foregoing, if requested by CoBank in its sole discretion in each instance, interest on balances subject to the LIBOR Option shall be calculated and paid at the end of each Interest Period or, in the case of Interest Periods longer than 3 months, at three month intervals.

(D)     Default Rate. Notwithstanding the foregoing, in the event the Company fails to make any payment of principal or interest hereunder when due and payable, then without limiting any other rights and remedies, such payment shall, at CoBank's option in each instance, bear interest from the date when due to the date paid at 2% per annum in excess of the rate in effect under the Base Rate Option. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, at its option in each instance and automatically following an acceleration, charge interest on the unpaid principal balance of this First Mortgage Note at 2% per annum in excess of the rate or rates that would otherwise be in effect on the Facility B Loans. All such interest shall be payable upon demand.
3.Prepayment.
(A)     Optional Prepayment. The Company shall have the right to prepay this First Mortgage Note in whole or in part provided, however, that in the case of partial prepayments, the minimum amount that may be prepaid at any one time shall be $5,000,000 and amounts in excess thereof shall be in increments of $1,000,000. In the event the Company desires to prepay this First Mortgage Note, it shall furnish written notice thereof to CoBank not less than three Business Days prior to the date thereof, specifying the date on which this First Mortgage Note is to be prepaid and the amount thereof. On such date, unless CoBank otherwise agrees, the portion thereof designated for prepayment shall become due and payable together with: (A) accrued interest on the amount prepaid to the date of payment; and (B) in the event any fixed rate balance is prepaid, a prepayment premium in an amount calculated pursuant to the Loan Agreement. All partial prepayments shall be applied as provided in the Loan Agreement. Unless otherwise agreed to by CoBank and except as provided in Subsection (B) hereof, the Company may not prepay this First Mortgage Note in any other manner.
(B)     Mandatory Prepayment. The Company shall prepay this First Mortgage Note in full, together with all accrued interest and a prepayment premium in an amount calculated pursuant to the Loan Agreement, in the event repayment hereof is accelerated in accordance with the terms of the Indenture.
4.Payments. All payments made hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds. Wire transfers shall be made to such account or accounts as shall be designed by CoBank in accordance with the terms of the Loan Agreement. CoBank shall not be obligated to present this First Mortgage Note as a condition to obtaining any payment of principal or interest required to be made hereunder. Upon payment of this First Mortgage Note in full, CoBank will mark this First Mortgage Note as cancelled and return it as directed by this Company. If the date on which any installment of principal and interest are due is not a Business Day, such installment shall be due and payable on the next Business Day and interest shall continue to accrue on the principal amount thereof until paid.

5.Defeasance. Unless CoBank otherwise agrees in writing, the Company shall not have a right to defease the obligations evidenced by this First Mortgage Note: (A) with "Defeasance Securities" (as defined in the Indenture) of a type referred to in subparagraph (B) of the definition of Defeasance Securities; and (B) unless the opinion referred to in Section 7.01B(6) of the Indenture is of a nationally recognized firm and is unqualified.
6.Events of Default. For purposes of the Indenture and without limiting any other provision of the Indenture, an Event of Default shall arise in the event the Company fails to make any payment of interest due hereon within five (5) Business Days of the date when due and payable.
7.Reference. This First Mortgage Note is the "Fourth Note" contemplated by the Loan Agreement and one of the "2007 CoBank Notes" contemplated by that certain Sixteenth Supplemental Indenture dated as of November 1, 2007, between the Company and the Trustee, as amended by the First Amendment to Sixteenth Supplemental Indenture dated as of February 15, 2010, and the Second Amendment to Sixteenth Supplemental Indenture dated as of October 1, 2012. Reference to the Loan Agreement and the Indenture (as supplemented) should be made for a complete statement of the rights of the Holder hereof and the nature and extent of the security for this First Mortgage Note, including the right to accelerate repayment of this First Mortgage Note. In addition, reference to the Loan Agreement should be made for the meaning of all capitalized terms used herein and not defined herein or stated to be defined in the Indenture. In addition, this First Mortgage Note amends and restates the First Mortgage Obligations, 2007 CoBank Note, Note No. 4 dated as of February 15, 2010, in the original principal amount of $72,540,000.
8.Miscellaneous. Reference is hereby also made to the Indenture for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the holder of the First Mortgage Note, the terms upon which this First Mortgage Note is issued and secured, and the modification or amendment of the Indenture, to all of which the holder of this First Mortgage Note assents by the acceptance of this First Mortgage Note. The holder of this First Mortgage Note shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. No covenant or agreement contained in this First Mortgage Note, the Indenture or the Sixteenth Supplemental Indenture, as amended, shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his individual capacity, and no officer of the Company executing this First Mortgage Note shall be liable personally on this First Mortgage Note or be subject to any personal liability or accountability by reason of the issuance of this First Mortgage Note. This First Mortgage Note shall not be entitled to any benefit under the Indenture or be valid until this First Mortgage Note shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.

9.Governing Law. Except to the extent governed by federal law, this First Mortgage Note shall be governed by and construed in accordance with the laws of the State of Colorado.
IN WITNESS WHEREOF, Basin Electric Power Cooperative has caused this First Mortgage Note to be duly executed by one of its officers thereunto duly authorized as of the date first written above.

BASIN ELECTRIC POWER COOPERATIVE

By:

Andrew M. Serri

Its:

Attest:

By:

Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory